Exhibit 21.1
Subsidaries of Open Text Corporation as of June 30, 2013

Corporation Name	Jurisdiction
Easylink Services Australia Pty Limited	Australia
Global 360 (Australia) Pty Limited	Australia
Metastorm Pty Limited	Australia
Open Text Pty Limited	Australia
Xpedite Systems Pty Limited	Australia
Open Text Software Austria GmbH	Austria
Easylink Do Brasil Comunicacoes Ltda	Brazil
Open Text Brasil Comercio De Software LTDA	Brazil
8493642 Canada Inc.	Canada
Open Text Canada Ltd.	Canada
Open Text Conseil Inc.	Canada
Open Text Software Technology (Shanghai) Co., Limited	China
GN Comtext (Cyprus) Ltd	Cyprus
Open Text s.r.o.	Czech Republic
Easylink Services International Corporation	Delaware, USA
Easylink Services Latin America, Inc.	Delaware, USA
Easylink Services USA, Inc.	Delaware, USA
Open Text Holdings Inc.	Delaware, USA
Open Text Inc.	Delaware, USA
Open Text USA Inc.	Delaware, USA
Vignette Partnership LP	Delaware, USA
Xpedite Systems Holdings, Inc.	Delaware, USA
Xpedite Systems Worldwide, Inc.	Delaware, USA
Xpedite Systems, LLC	Delaware, USA
Open Text A/S	Denmark
Easylink Services International Limited	England & Wales
Global 360 UK Limited	England & Wales
Hummingbird UK Limited	England & Wales
ICCM Professional Services Ltd.	England & Wales
Metastorm Limited	England & Wales
Metastorm UK Limited	England & Wales
Open Text UK Limited	England & Wales
Resonate KT Ltd.	England & Wales
StreamServe Limited	England & Wales
Sysgenics Limited	England & Wales
Xpedite Systems (UK) Limited	England & Wales
Open Text OY	Finland
Easylink Services (France) S.A.R.L.	France
Nstein Technologies France S.A.S.U.	France
Open Text SARL	France
Xpedite Systems Participations E.U.R.L.	France
Xpedite Systems SA	France

Easylink Services (Deutschland) GMBH	Germany
Global 360 Germany GmbH	Germany
Open Text Document Technologies GmbH	Germany
Open Text Software GmbH	Germany
Xpedite Systems GmbH	Germany
Easylink Services (Hong Kong) Limited	Hong Kong
Global 360 China Limited	Hong Kong
Open Text (Hong Kong) Limited	Hong Kong
Xpedite Systems Limited	Hong Kong
Easylink Services Corporation India Private Limited	India
Open Text Corporation India Private Limited	India
Open Text Technologies India Private Limited	India
Vignette India Private Limited	India
Open Text Ireland Limited	Ireland
Open Text S.r.l.	Italy
Xpedite Systems S.r.l.	Italy
Easylink Services K.K.	Japan
Open Text K.K.	Japan
Xpedite Inc.	Japan
Open Text Finance S.a.r.l.	Luxembourg
Open Text SA	Luxembourg
The Easylink Services Corporation SDN. BHD.	Malaysia
Xpedite Systems Incorporated (Malaysia) SDN. BHD.	Malaysia
Metastorm Government Solutions, LLC	Maryland
Open Text European Holdings Coöperatief U.A.	Netherlands
Open Text International B.V.	Netherlands
StreamServe S.a.r.l. B.V.	Netherlands - Luxembourg
Open Text New Zealand Limited	New Zealand
Xpedite Systems Limited	New Zealand
Open Text ULC	Nova Scotia, Canada
Operitel Corporation	Ontario, Canada
Open Text Venture Capital Investment Limited Partnership	Ontario, Canada
2016090 Ontario Inc.	Ontario, Canada
2016091 Ontario Inc.	Ontario, Canada
Open Text Sp.z.o.o.	Poland
Nstein Technologies Inc.	Quebec, Ontario
Easylink Services Korea Corporation	Republic of Korea
Xpedite, Ltd	Republic of Korea
Easylink Services Corp. Pte Ltd	Singapore
Open Text (Asia) Pte Limited	Singapore
Xpedite Systems Pte Ltd	Singapore
Open Text South Africa Pty Limited	South Africa
Global 360 Spain S.L.U.	Spain
Open Text Software S.L.U.	Spain
Xpedite Systems Spain, SA	Spain
Open Text AB	Sweden

StreamServe Development AB	Sweden
Open Text AG	Switzerland
Xpedite Systems AG	Switzerland
Open Text Public Sector Solutions, Inc	Virginia, USA